Exhibit 99.1

FOR IMMEDIATE RELEASE: November 14, 2016

Salon Media Group Reports Second Quarter Fiscal 2017 Results

Advertising & Editorial Transition Continues

NEW YORK, NY (November 14, 2016). Salon Media Group, Inc. (OTCQB: SLNM) today announced its results for the three and six months ending September 30, 2016.

Highlights:

●	Transition from direct to programmatic advertising revenue continues
●	Original editorial video expanded during the quarter
●	Net revenue decreased to $1.0 million from $1.7 million in the same period last year
●	Peak monthly traffic for the quarter was 14.2 million users in July

Net revenue for the period was $1.0 million, a decrease of 41% from the $1.7 million reported for the three months ending September 30, 2015. For the six months ending September 30, 2016, net revenue was $2.3 million, a decrease of 32% from the $3.4 million reported for the six months ending September 30, 2015. The decrease in revenue as compared to a year ago was a result of both a decline in direct advertising revenues as we shifted our advertising sales efforts to programmatic advertising, and a short-term reduction in inventory available for programmatic advertising sales.

Operating expenses for the September 2016 quarter were $1.8 million compared to $2.2 million for the same period last year. For the six months ending September 30, 2016, operating expenses were $4.0 million, compared to $4.5 million for the same period in 2015. The decrease in operating expenses for the six-month period resulted primarily from changes made to the advertising sales team to better match costs with revenue potential, and other cost-cutting measures. The company’s loss from operations for the September 2016 quarter was $0.9 million, compared to a loss of $0.5 million for the same period last year. The company’s loss from operations for the six months ending September 30, 2016, was $1.7 million, compared to a loss of $1.1 million for the same period last year.

Salon has begun refining its strategy to produce original editorial video content focused on news, politics and entertainment, in order to add high-quality diversified content to its website, and to attract premium video advertising that commands higher CPMs as compared to display advertising. Salon’s approach features a combination of long-form video interviews and commentary that are released on Facebook Live and other social media platforms, and short-cuts from these segments tailored for its website. Salon is rebuilding its video efforts around a general approach that every piece of content will be adapted for use as a text article, a video and a podcast. These videos complement Salon’s brand of fearless journalism that makes the conversation smarter, and are designed for maximum shareability on social media sites.

Average unique visitors to the Salon.com website during the September 2016 quarter decreased 22% compared to the September 2015 quarter, and 15% compared to the June 2016 quarter, according to data compiled by Google Analytics. Traffic was impacted by algorithmic changes in the social media landscape and by changes to our editorial team that resulted in a short-term reduction in the number of stories published daily on our website. Subsequent to the quarter ending September 30, 2016, Salon has returned to higher traffic levels, tracking at 12% above the average for the June 2016 quarter.

“During the second quarter, we continued our transition from direct to programmatic advertising while refining our content strategy to become a leading 21st century media company. Our goal is to deliver the highest quality content in all formats and increase revenue growth via programmatic advertising while maintaining operational efficiency,” said Jordan Hoffner, CEO of Salon Media Group. “We are excited about our future and are committed to fulfilling our mission to make a broader impact journalistically while maximizing shareholder value.”

About Salon Media Group

Salon Media Group (OTCQB: SLNM) operates the pioneering, award-winning news site, Salon.com. Salon.com covers breaking news, politics, culture, technology and entertainment through investigative reporting, fearless commentary and criticism, provocative personal essays, and original editorial video. Salon has been a leader in online media since the dawn of the digital age and has bureaus in San Francisco and New York City.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, including, but not limited to, statements regarding our traffic, strategy, plans, objectives, expectations, intentions, financial performance, financing, economic conditions, on-line advertising, market performance, and revenue sources constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our cash flows may not meet expectations
●	Our reliance on related parties for significant operating and investment capital
●

Our principal stockholders exercise a controlling influence over our business affairs and may make business decisions with which non-principal stockholders disagree and may affect the value of their investment

●	Our dependence on advertising sales for significant revenues
●	The effect of online security breaches
●	Our ability to promote the Salon brand to attract and retain users, advertisers and strategic partners
●	Our ability to hire, integrate and retain qualified employees
●	The impact of the potential loss of key personnel, including editorial staff
●	The success of our efforts to protect our intellectual property or defend claims of infringement by third parties
●	Our technology development efforts may not be successful in improving the functionality of our network
●	Our reliance on third parties to provide necessary technologies

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 14, 2016, and our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on June 24, 2016, including the “Risk Factors” set forth in such reports, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements except as otherwise required by law.

INVESTOR RELATIONS CONTACT:

Elizabeth Hambrecht
Chief Financial Officer

870 Market Street

San Francisco, CA 94102

(415) 870-7566

SALON MEDIA GROUP, INC.
BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30,	March 31,
	2016	2016 (1)
	(unaudited)
Assets
Current assets:
Cash	$71	$189
Accounts receivable, net of allowance of $15 and $20	709	1,348
Prepaid expenses and other current assets	98	127
Total current assets	878	1,664
Property and equipment, net	190	69
Other assets, principally deposits	307	301
Total assets	$1,375	$2,034
Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$1,000	$1,000
Related party advances	8,441	7,991
Convertible promissory notes	200	-
Accounts payable and accrued liabilities	1,457	1,257
Total current liabilities	11,098	10,248

Deferred rent	65	69
Total liabilities	11,163	10,317
Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 1,075 shares issued and outstanding as of September 30, 2016 and March 31, 2016 (liquidation value of $2,598 as of September 30, 2016)	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized, 76,273,983 shares issued and outstanding as of September 30, 2016 and 76,245,442 shares issued and outstanding as of March 31, 2016	76	76
Additional paid-in capital	116,402	116,192
Accumulated deficit	(126,266)	(124,551)
Total stockholders' deficit	(9,788)	(8,283)
Total liabilities and stockholders' deficit	$1,375	$2,034

(1) Derived from the Company’s audited financial statements.

SALON MEDIA GROUP, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net Revenue	$994	$1,685	$2,290	$3,379

Operating expenses:
Production and content	920	933	1,941	1,909
Sales and marketing	206	412	499	858
Technology	276	361	607	727
General and administrative	447	465	936	1,005
Total operating expenses	1,849	2,171	3,983	4,499

Loss from operations	(855)	(486)	(1,693)	(1,120)
Interest expense, net	(11)	(10)	(22)	(20)
Net loss	$(866)	$(496)	$(1,715)	$(1,140)

Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average shares used in computing basic and diluted net loss per share	76,257	76,245	76,251	76,245